UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 14, 2019

OZOP SURGICAL CORP.

(Exact name of registrant as specified in its charter)

Nevada	000-55976	35-2540672
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

319 Clematis Street Suite 714 West Palm Beach FL 33401

(Address of principal executive offices, including zip code)

(866) 286-1055

(Registrant’s telephone number, including area code)

Not applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

☑	Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 1.02 Termination of a Material Definitive Agreement.

As reported previously by Ozop Surgical Corp. a Nevada corporation (the “Company”) in its Current Report on Form 8-K filed with the Securities and Exchange Commission on September 28, 2018, on September 27, 2018, our wholly owned subsidiary, OZOP (Guangdong) Medical Technology Co., Ltd., a wholly owned foreign enterprise in China (“OZOP Guangdong”), entered into an amended and restated Equity Transfer Agreement to acquire a 100% ownership interest in Yijingtong (Beijing) Technology Development Ltd (“Yijingtong”) from its shareholders (the “Amended and Restated Equity Transfer Agreement”). The Amended and Restated Equity Transfer Agreement amended and restated the Equity Transfer Agreement entered into among OZOP Guangdong, Yijingtong and its shareholders dated July 23, 2018 (the “Equity Transfer Agreement”).

Pursuant to the terms of the Amended and Restated Equity Transfer Agreement, we agreed to pay the sellers of the Yijingtong equity interest RMB 1,000,000 (approximately US$147,815) payable in cash within five days of closing, and the closing was conditioned on the delivery by Yijingtong of its financial statements and footnote disclosure for the fiscal years ended December 31, 2016 and 2017 and for the period ended as of the most recently completed fiscal quarter prior to the date of delivery of the financial statements.

However, Yijingtong never delivered the financial statements and on February 14, 2019, the Board of Directors of the Company (the “Board”) by written consent decided to terminate the Equity Transfer Agreement, as amended and further decided to no longer pursue any other commercial activities in the Peoples Republic of China (“PRC”) at this time. The Equity Transfer Agreement, as amended, does not contain any penalties for termination.

In connection with the Equity Transfer Agreement, as amended, OZOP Guangdong had invested in a down a wholly owned foreign enterprise (“WOFE”) in China in 2017, and the Board resolved that since the Equity Transfer Agreement was terminated, that it no longer wished to incur the ongoing expenses to maintain the WOFE and authorized, Eric Siu, to shut down and dispose of the WOFE in his discretion such that the Company is no longer legally or financially tied to the WOFE. If Mr. Siu is successful in selling the WOFE to a third party, the net proceeds will be paid to OZOP Guangdong. The Company is responsible for all ongoing and past expenses to maintain the WOFE until such time as it is either shut down or disposed of.

Item 1.01. Entry into a Material Definitive Agreement.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Increase in Board of Directors and Appointment of New Director

On March 3, 2019, the Board approved at a special meeting of the Board, the increase of the number of the members of the Board from three (3) to four (4) and appointed Mr. Thomas McLeer as a member of the Board to fill the vacancy created by the increase.

Mr. Thomas McLeer also serves as the Company’s Chief Operating Officer and has served in such capacity since October 1, 2018.

Mr. McLeer, age 62, is a respected leader with over 25 years’ experience in spine and orthobiologics. Mr. McLeer is experienced in integrating all aspects of sales, marketing, engineering, product development and medical education for both public and private companies. Mr. McLeer served as Vice President of Sales and Marketing at LinkSpine from 2017 to February, 2018. Previously he was Senior Vice President of Commercial Operations for Alphatec Spine from 2012 to 2014. Mr. McLeer served as the Chief Marketing Officer and General Manager of Spinal Operations for Global Spine Pioneer Surgical from 2009 to 2012. Mr. McLeer served as the Vice President of Sales and Marketing for Archus Orthopedic from 2005 to 2009.

There is no family relationship between Mr. McLeer and any director or executive officer of the Company or any person nominated or chosen to become a director or executive officer of the Company.

Director Resignations and Agreements

Resignation of Eric Sui and Agreement with Mr. Sui:

On February 27, 2019, the Company entered into a Mutual Agreement of Understanding (the “Agreement”) with Eric Siu pursuant to which the Company agreed to approve and ratify all of Mr. Sui’s and his related parties’ efforts at pursuing medical device sales and manufacturing in greater China. Additionally, pursuant to the Agreement, the Company and Mr. Siu agreed to confirm and settle amounts owed to Mr. Siu and related parties by the Company upon the completion of the audit of the Company as of December 31, 2018.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by the Agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.1 which is incorporated herein by reference.

On March 5, 2019, Eric Sui resigned from his position as a member of the Board. Mr. Sui’s resignation was not the result of any disagreement with the Company on any matter relating to the Company's operations, policies or practices. A copy of the resignation letter from Mr. Sui to the Company dated March 5, 2019, is filed herewith as Exhibit 17.1.

Resignation of Salman J. Chaudry and Agreement with Mr. Chaudry:

On March 4, 2019, the Company entered into a Separation Agreement (the “Separation Agreement”) with Salman J. Chaudhry, pursuant to which Mr. Chaudry resigned immediately from his positions as the CCO and Secretary of the Company and as a member of the Board and from all positions with the Company effective immediately and pursuant to which the Company agreed to pay Mr. Chaudry $227,200.61 (the “Outstanding Fees”) in certain increments as set forth in the Separation Agreement. Pursuant to the Separation Agreement, within 72 hours of the Company’s receiving funds in any fund raising, whether in equity or debt subsequent to the date of the Separation Agreement, in excess of $500,000 (the “Funding”), to pay Mr. Chaudry $170,401 of the Outstanding Fees. Pursuant to the Separation Agreement, if the Company raises less than $500,000 through any debt or equity financings prior to the Funding, then the Company will pay Mr. Chaudry 10% of the proceeds received by the Company in such funding. Within three months of the first payment under the Separation Agreement, the Company will pay Mr. Chaudry the residual sum of the Outstanding Fees. Pursuant to the Separation Agreement the Company and Mr. Chaudry agreed to release each other from certain claims pursuant to the terms set forth therein. Mr. Chaudry’s resignation was not the result of any disagreement with the Company on any matter relating to the Company's operations, policies or practices.

The foregoing description of the Separation Agreement does not purport to be complete and is qualified in its entirety by the Separation Agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.2 which is incorporated herein by reference.

Item 9.01   Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Agreement of Understanding between Ozop Surgical Corp. and Eric Sui dated February 27, 2019.*

10.2	Separation Agreement between Ozop Surgical Corp. and Salman J. Chaudhry dated March 4, 2019.*

17.1	Resignation Letter from Eric Sui Dated March 5, 2019.*

*Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

OZOP SURGICAL CORP.

Date: March 5, 2019	By:	/s/Barry Hollander
Barry Hollander
Chief Financial Officer